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                                                                    Exhibit 23.2
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-70878 and No. 33-94350 of Watson Pharmaceuticals, Inc. on Form S-8 of our report dated February 2, 1996 (relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and Subsidiaries) appearing in this Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1995.



Deloitte & Touche LLP


Pittsburgh Pennsylvania
March 25, 1996